Exhibit 21.1

Legal Name	State/ Country of Organization
Bravo Media LLC	NY
Centaur Funding Corporation	Cayman Islands
CNBC LLC	DE
Comcast ABB Note Consolidation, Inc.	DE
Comcast Broadband Security, LLC	DE
Comcast Business Communications, LLC	PA
Comcast Cable Communications, LLC	DE
Comcast Cable Communications Management, LLC	DE
Comcast Cable Funding I, LLC	DE
Comcast Corporation	PA
Comcast Funding I, Inc.	DE
Comcast Holdings Corporation	PA
Comcast Interactive Media, LLC	DE
Comcast IP Phone, LLC	PA
Comcast of Arkansas/Florida/Louisiana/Minnesota/Mississippi/Tennessee, LLC	DE
Comcast of Boston, Inc.	NY
Comcast of California II, LLC	DE
Comcast of California III, Inc.	CA
Comcast of California IX, Inc.	CA
Comcast of California/Colorado/Florida/Oregon, Inc.	GA
Comcast of California/Colorado/Illinois/Indiana/Michigan, LP	DE
Comcast of California/Maryland/Pennsylvania/Virginia/West Virginia, LLC	DE
Comcast of California/Massachusetts/Michigan/Utah, LLC	DE
Comcast of Colorado IX, LLC	DE
Comcast of Colorado/Florida/Michigan/New Mexico/Pennsylvania/Washington, LLC	CO
Comcast of Colorado/Pennsylvania/West Virginia, LLC	DE
Comcast of Connecticut, Inc.	OK
Comcast of Connecticut/Georgia/Massachusetts/New Hampshire/New York/North Carolina/Virginia/Vermont, LLC	DE
Comcast of Florida/Georgia/Illinois/Michigan, LLC	FL
Comcast of Florida/Georgia/Pennsylvania, LP	DE
Comcast of Garden State, L.P.	DE
Comcast of Houston, LLC	DE
Comcast of Illinois VI, LLC	DE
Comcast of Illinois/Indiana/Ohio, LLC	DE
Comcast of Maine/New Hampshire, Inc.	NH
Comcast of Maryland, LLC	CO
Comcast of Massachusetts II, Inc.	DE
Comcast of Massachusetts III, Inc.	DE
Comcast of New Jersey II, LLC	DE
Comcast of Oregon II, Inc.	OR
Comcast of Philadelphia II, LLC	DE
Comcast of Potomac, LLC	DE

Legal Name	State/ Country of Organization
Comcast of South Jersey, LLC	DE
Comcast of Southeast Pennsylvania, LLC	DE
Comcast of the South	CO
Comcast Programming Holdings, LLC	DE
Comcast Shared Services, LLC	DE
Comcast SportsNet Chicago, LLC	DE
E! Entertainment Television, LLC	DE
MSNBC Cable L.L.C.	DE
NBC Olympics LLC	DE
NBC West, LLC	DE
NBCU New Site Holdings LLC	DE
NBCUniversal Enterprise, Inc.	DE
NBCUniversal Media, LLC	DE
NBCUniversal, LLC	DE
Open 4 Business Productions LLC	DE
Telemundo Network Group LLC	DE
TGC, LLC	DE
Universal City Development Partners, Ltd.	FL
Universal City Studios LLC	DE
Universal City Studios Productions LLLP	DE
Universal Studios International B.V.	Netherlands
Universal Studios Licensing LLC	DE
Universal Studios Limited	England and Wales
Universal Studios LLC	DE
Universal Television LLC	NY
Universal Television Networks	NY
USJ Co., Ltd.	Japan